EXHIBIT 5



                                  April 2, 1996



Kinnard Investments, Inc.
920 Second Avenue South
Minneapolis, Minnesota  55402

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

     We are acting as corporate counsel to Kinnard Investments, Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 200,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1990 Stock Option Plan (the "Plan").

     In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

     1.   The Company's Articles of Incorporation, as amended.

     2.   The Company's Bylaws, as amended.

     3. Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption and approval of the Plan.

     4.   The Plan.

     5.   The Registration Statement.

     Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

     1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

     2.   Upon  issuance  and  delivery  of the  Shares  against  receipt by the
          Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            FREDRIKSON & BYRON, P.A.


                                            By /s/ Timothy M. Heaney

                                            900 Second Avenue South
                                            Minneapolis, Minnesota 55402
                                            Phone:  (612) 347-7019
                                            Fax:  (612) 347-7077